UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America (12 U.S.C. section 3001 et seq.)	2-99779	52-1157795

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
601 Pennsylvania Avenue, N.W., North Building, Suite 750, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 349-7444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 31st, 2009, the National Consumer Cooperative Bank (“NCB”) executed amendments to its senior note purchase agreement, dated December 28, 2001, with the Prudential Insurance Company of America and other note holders and to its revolving credit facility with a syndicate of banks, with SunTrust as administrative agent. Those amendments required NCB to pledge its assets to secure the debt under such agreements and to have NCB Financial Corporation, a wholly owned subsidiary of NCB, guarantee the debt and pledge the stock of NCB, FSB, a federally chartered savings bank wholly owned by NCB Financial Corporation. Pursuant to those requirements, on April 30th, 2009, NCB executed a Security Agreement with SunTrust, as collateral agent, and NCB Financial Corporation executed a Guarantee Agreement and a Pledge and Security Agreement, also with SunTrust as collateral agent.
Item 9.01 Financial Statements and Exhibits
Copies of the above referenced Security Agreement, Guarantee Agreement, and Pledge and Security Agreement are included as Exhibits 10.65, 10.66 and 10.67.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: May 5, 2009	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

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